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                                                                    Exhibit 10.1



                       THE BROWN & SHARPE EMPLOYEE STOCK
                    OWNERSHIP AND PROFIT PARTICIPATION PLAN
                              AND TRUST AGREEMENT
                               (1998 Restatement)
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                               TABLE OF CONTENTS
                               -----------------
Article 1 Introduction.................................................  2
        1.1 Purpose and nature of Plan.................................  2
Article 2 Definitions..................................................  2
        2.1  "Affiliated Company"......................................  2
        2.2  "Aggregate Taxable Compensation"..........................  2
        2.3  "Beneficiary".............................................  2
        2.4  "Board of Directors"......................................  2
        2.5  "Break in Service"........................................  2
        2.6  "Change in Control".......................................  2
        2.7  "Class B Stock"...........................................  2
        2.8  "Code"....................................................  2
        2.9  "Committee"...............................................  2
        2.10 "Company".................................................  2
        2.11 "Compensation"............................................  2
        2.12 "Computation Period"......................................  2
        2.13 "Effective Date"..........................................  2
        2.14 "Eligibility Period"......................................  2
        2.15 "Eligible Employee".......................................  2
        2.16 "Employee"................................................  2
        2.17 "Employer"................................................  2
        2.18 "Employment Commencement Date"............................  2
        2.19 "Entry Date"..............................................  2
        2.20 "ERISA"...................................................  2
        2.21 "ESOP Loan"...............................................  2
        2.22 "Hour of Service".........................................  2
        2.23 "Lender"..................................................  2
        2.24 "Leveraged Stock".........................................  2
        2.25 "Maternity/Paternity Absence".............................  2
        2.26 "Participant".............................................  2
        2.27 "Participating Employer"..................................  2
        2.28 "Period of Service for Participation".....................  2
        2.29 "Plan"....................................................  2
        2.30 "Plan Year"...............................................  2
        2.31 "Prior Plan"..............................................  2
        2.32 "Qualified Domestic Relations Order"......................  2
        2.33 "Reemployment Commencement Date"..........................  2
        2.34 "Retirement"..............................................  2
        2.35 "Share of the Trust Fund".................................  2
        2.36 "Stock"...................................................  2
        2.37 "Substantial Break".......................................  2
        2.38 "Total and Permanent Disability"..........................  2
        2.39 "Trust"...................................................  2
        2.40 "Trust Fund"..............................................  2
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        2.41 "Trustees"................................................  2
        2.42 "Valuation Date"..........................................  2
        2.43 "Vesting Period"..........................................  2
        2.44 "Year of Service".........................................  2

Article 3.Administration...............................................  2
        3.1  Committee.................................................  2
        3.2  Powers....................................................  2
        3.3  Effect of Interpretation or Determination.................  2
        3.4  Examination of Plan records...............................  2
        3.5  Nondiscriminatory exercise of authority...................  2
        3.6  Reliance on tables, etc...................................  2
        3.7  Named Fiduciary...........................................  2
        3.8  Claims and review procedures..............................  2
        3.9  Indemnification of Committee Members and Assistants.......  2
        3.10 Costs of Administration...................................  2
        3.11 Report to the Board of Directors..........................  2

Article 4.Participation................................................  2
        4.1 Date of Participation......................................  2
        4.2 Duration of Participation..................................  2
        4.3 Breaks in Participation....................................  2

Article 5.ESOP Loans & Leveraged Acquisitions..........................  2
        5.1 ESOP Loans.................................................  2
        5.2 Use of ESOP Loan proceeds..................................  2
        5.3 Liability and collateral on ESOP Loan......................  2
        5.4 Default....................................................  2
        5.5 Rate of interest...........................................  2
        5.6 Release of collateral for ESOP Loan........................  2

Article 6 Contributions to the Trust...................................  2
        6.1 Amount of Participating Employer contributions.............  2
        6.2 Time of making Participating Employer contributions........  2
        6.3 Advice to Trustees if contribution not to be made..........  2
        6.4 Return of contributions....................................  2
        6.5 No Employee contributions..................................  2

Article 7 Suspense Account and Participants' Accounts..................  2
        7.1  Suspense account..........................................  2
        7.2  ESOP accounts.............................................  2
        7.3  Other accounts............................................  2
        7.4  Dividends.................................................  2
        7.5  Order of adjustments to accounts..........................  2
        7.6  Adjustment for income, expenses, gain or loss.............  2
        7.7  Allocations to accounts...................................  2
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        7.8  Limitations...............................................  2
        7.9  Report to Participants....................................  2
        7.10 Independent appraisal.....................................  2
        7.11 Certain transfers.........................................  2

Article 8 Vesting of Accounts..........................................  2
        8.1 Immediate vesting of certain accounts......................  2
        8.2 Deferred vesting of ESOP account...........................  2
        8.3 Special vesting rules......................................  2
        8.4 Changes in vesting schedule................................  2
        8.5 Forfeitures................................................  2
        8.6 Separate Account...........................................  2

Article 9 Distribution of Benefits.....................................  2
        9.1 Distribution or Withdrawal.................................  2
        9.2 Distribution of Stock......................................  2
        9.3 Time of distributions......................................  2
        9.4 Latest payment of benefits.................................  2
        9.5 Distributions after a participant's death..................  2
        9.6 Designation of Beneficiary.................................  2
        9.7 Put Option.................................................  2
        9.8 Right of first refusal.....................................  2
        9.9 Direct Rollovers...........................................  2

Article 10 Concerning the Trust and the Trustees.......................  2
        10.1  Trust Fund...............................................  2
        10.2  Investment of Trust Fund.................................  2
        10.3  Tender or Exchange Offers................................  2
        10.4  Voting of Stock..........................................  2
        10.5  Powers of Trustees.......................................  2
        10.6  Reliance by Trustees on other persons....................  2
        10.7  Consultation by Trustees with counsel....................  2
        10.8  Accounts.................................................  2
        10.9  Approval of accounts.....................................  2
        10.10 Resignation of Trustee...................................  2
        10.11 Removal of Trustee.......................................  2
        10.12 Appointment of successor or additional Trustee...........  2
        10.13 Compensation of Trustees and expenses of Plan and Trust..  2
        10.14 Disputes as to persons entitled to payment...............  2
        10.15 Action by majority vote..................................  2
        10.16 Indemnification of Trustees and Assistants...............  2

Article 11 Amendment and Termination...................................  2
        11.1 Amendment.................................................  2
        11.2 Binding Effect on other Participating Employers...........  2
        11.3 Termination or partial termination........................  2
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        11.4 Distributions upon termination of the Plan................  2
        11.5 Merger or consolidation of Plan; transfer of Plan assets..  2
        11.6 Successor employers.......................................  2
        11.7 Participating Employer ceasing to be affiliated...........  2

Article 12 Miscellaneous...............................................  2
        12.1 Limitation of rights......................................  2
        12.2 Nonalienability of benefits...............................  2
        12.3 Payment under Qualified Domestic Relations Orders.........  2
        12.4 Information between Committee and Trustees................  2
        12.5 Governing law.............................................  2
        12.6 Veterans' Re-Employment and Benefits Rights...............  2

Article 13 Top Heavy Provisions........................................  2
        13.1 Special contribution for top heavy plan years.............  2
        13.2 Adjustment to limitation on Annual Additions..............  2
        13.3 Definitions...............................................  2

                       THE BROWN & SHARPE EMPLOYEE STOCK
                       OWNERSHIP AND PROFIT PARTICIPATION
                            PLAN AND TRUST AGREEMENT
                               (1998 Restatement)

     The Restated Brown & Sharpe Employee Stock Ownership and Profit Participation Plan and Trust Agreement (as last restated effective as of January 1, 1989, and thereafter amended) is amended, restated and renamed as provided herein, effective as of the Effective Date set forth in Section 2.13 below.

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Article 1.    INTRODUCTION.
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1.1  Purpose and nature of Plan.  The purpose of this Plan is to enable participating Employees to share in the growth and prosperity of the Company and to provide them with an opportunity to accumulate capital for future economic security. The Plan is intended to do this without any deductions from the Participant's paychecks and without calling on the Participants to invest their personal savings. The Plan is intended to qualify as a stock-bonus plan under
Section 401(a) of the Code and as an employee stock ownership plan under Section 4975(e) of the Code. The assets held in trust under the Plan will be invested primarily in Stock (as hereinafter defined) or in other "employer securities" (within the meaning of Section 409(l) of the Code) of Brown & Sharpe Manufacturing Company. Subject to the provisions of Sections 6.4 and 7.8, no part of the corpus or income of the trust maintained under the Plan will be used for or diverted to purposes other than for the exclusive benefit of each Participant and his or her Beneficiary. Except as otherwise expressly provided herein, the rights of any individual who ceases to be an Employee prior to the Effective Date and who does not subsequently become an Eligible Employee, shall be determined in accordance with the terms of the Plan as in effect when he or she ceased to be an Employee.

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Article 2.    DEFINITIONS.
              -----------
     Wherever used herein, the following terms have the following meanings unless a different meaning is clearly required by the context:

     2.1 "Affiliated Company" means (i) any corporation (other than the Company) after it becomes a member of a controlled group of corporations (as defined in section 414(b) of the Code) with the Company, (ii) any trade or business (other than the Company), whether or not incorporated, after it comes under common control (as defined in section 414(c) of the Code) with the Company; (iii) any trade or business (other than the Company) after that trade or business becomes a member of an affiliated service group (as defined in section 414(m) of the Code) of which the Company is also a member; (iv) any entity required to be aggregated with the Company pursuant to regulations issued under section 414(o) of the Code; or (v) any other corporation, trade or business after the Board of Directors in its discretion declares it to be an "Affiliated Company". For purposes of applying sections 414(b) and (c) of the Code to Section 7.8, relating to limitations on annual additions, the special rule of section 415(h) shall apply.

     2.2 "Aggregate Taxable Compensation" means the Taxable Compensation paid to all Employees under the Plan for the taxable year of the Company.

     2.3 "Beneficiary" means the person or persons entitled under Section 8.5 to receive benefits under the Plan upon the Participant's death.

     2.4 "Board of Directors" means the Board of Directors of the Company. The Board of Directors may designate a person or persons (including a committee) to carry out any fiduciary responsibilities of the Company or the Board under the Plan, any such designation to be made in accordance with Section 405 of ERISA.

     2.5 "Break in Service" means a Vesting Period during which an Employee or Participant has not completed more than 500 Hours of Service.

     2.6 "Change in Control" means a change in control in the Company as defined in Exhibit A.

     2.7  "Class B Stock" means the Class B common stock of the Company.

     2.8 "Code" means the Internal Revenue Code of 1986, as amended from time to time. Reference to any section or subsection of the Code includes reference to any comparable or succeeding provisions of any legislation which amends, supplements or replaces such section or subsection.

     2.9 "Committee" means the ESOP Committee appointed to administer the Plan in accordance with Article 3 below.

     2.10 "Company" means Brown & Sharpe Manufacturing Company and any successor to all or a major portion of its assets or business which assumes the obligations of the Company.

     2.11 "Compensation" means gross compensation received during the period at issue for services rendered to a Participating Employer while a Participant,

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including any amounts that would have been received by the individual from a
Participating Employer while a Participant but for elections under Code sections 125 and 401(k), but excluding any amounts which are excluded from the definition of compensation under Section 415 of the Code and the Treasury regulations promulgated thereunder. For purposes of determining the status of an individual as a highly compensated Employee or key employee, "Compensation" shall include such amounts as determined pursuant to the preceding sentence, but with respect to services rendered to the Company or an Affiliated Company and without regard to whether the individual is a Participant hereunder.

     Compensation shall include only amounts described in the preceding paragraph that are actually paid to the Participant during the applicable Plan Year (or that would have been so paid absent an election under Code section 125 and 401(k)) and shall be limited for purposes of the Plan to $160,000 (or such larger amount as the Secretary of the Treasury may determine under Section 401(a)(17) of the Code) for each Plan Year.

     2.12 "Computation Period" means an Eligibility Period or a Vesting Period as the context requires.

     2.13 "Effective Date" means January 1, 1998, provided, however, that with respect to Sections 2.11 and 9.4, the Effective Date shall be January 1, 1997, and that with respect to Section 12.6, the Effective Date shall be October 13, 1996.

     2.14 "Eligibility Period" means, with respect to an Employee, any of (i) the period of six (6) consecutive months beginning with the Employee's Employment Commencement Date (or Reemployment Commencement Date), or (ii) the period of six (6) consecutive months beginning with the day following the end of the six-month period described in (i), or (iii) the period of six (6) consecutive months beginning on any anniversary (adjusted as necessary for leap years) of the first day of the six-month period described in (i), or (iv) the period of six (6) consecutive months beginning on any anniversary (adjusted as necessary for leap years) of the first day of the six-month period described in
(ii).

     2.15 "Eligible Employee" means any Employee actively employed by a Participating Employer, provided, that none of the following employees shall be an Eligible Employee herein: (a) an Employee covered by a collective bargaining agreement, unless such agreement provides for participation in the Plan, and (b) an Employee who is classified by his or her Participating Employer as a student intern or co-operative student. For the avoidance of doubt, no individual shall be considered an Eligible Employee if the individual is classified by a Participating Employer as an independent contractor (regardless of any later reclassification, whether or not retroactive), or the individual is considered an Employee solely by reason of the leased employee rules of section 414(n) of the Code or the second sentence of Section 2.16 unless the Employer for which he or she performs services is a Participating Employer, such Participating Employer has elected in writing to treat such individual as an Eligible Employee, and the Company has consented to such election.

     2.16 "Employee" means any individual who is employed by the Employer. Any person who is a leased employee, within the meaning of Section 414(n) of the Code, of an Employer shall be considered an Employee to the extent required under Section 414(n) of the Code.

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     2.17 "Employer" means the Company and all Affiliated Companies.

     2.18 "Employment Commencement Date" means, in the case of each Employee, the date on which he or she first performs an Hour of Service, or, in the case of an Employee who has a Substantial Break, the date on which he or she first performs an Hour of Service after such Substantial Break.

     2.19 "Entry Date" means the first day of each payroll period.

     2.20 "ERISA" means the Employee Retirement Income Security Act of 1974, as from time to time amended, and any successor statute or statutes of similar import.

     2.21 "ESOP Loan" means a loan for a definite term to the Plan, either made by the Company or guaranteed by the Company, in accordance with Article 5.

     2.22 "Hour of Service" means, with respect to any Employee,

          (a) each hour for which the Employee is paid or entitled to payment for the performance of duties on behalf of the Employer, each such hour to be credited to the Employee for the Computation Period in which the duties were performed;

          (b) each hour for which the Employee is directly or indirectly paid or entitled to payment by the Employer (including payments made or due from a trust fund or insurer to which the Employer contributes or pays premiums) on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity, disability, layoff, jury duty, military duty or leave of absence, including each hour for which the Employee receives worker's compensation benefits for absence from employment due to injury or disease sustained in the course of employment with the Employer, each such hour to be credited to the Computation Period in which such period of time occurs;

          (c) each hour not counted under paragraph (a) or (b) for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to be paid by the Employer, each such hour to be credited to the Employee for the Computation Period to which the award or agreement for back pay pertains; and

          (d) each hour not credited under (a), (b) or (c) above during a period of leave of absence (i) from the Employer for service in the armed forces of the United States if the individual returns to work for the Employer as an Employee at a time when he or she has reemployment rights under federal law, but only to the extent required by Section 12.6, or (ii) which, under the Family and Medical Leave Act of 1993, is required to be credited for purposes of the Plan.

Solely for purposes of determining whether an Employee has had a Break in Service, an Employee will also be credited with an Hour of Service for each noncompensated hour during a Maternity/Paternity Absence up to a maximum of 501 Hours of Service for such Absence. The following special rules apply to a Maternity/Paternity Absence: (i) any Hour of Service credited under this paragraph with respect to such Absence shall be credited (A) only in the Plan Year in which the Absence begins, if the Employee would be prevented from incurring a Break in Service in such Year solely because of Hours of Service

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credited hereunder for such Absence, or (B) in any other case in the immediately following Plan Year; and (ii) no Hour of Service shall be credited hereunder that is also credited under another provision of this Section, except to the extent required by law.

     Hours of Service to be credited to an individual under (a), (b) and (c) above will be calculated and credited pursuant to Section 2530.200(b)-3(e) of the Department of Labor Regulations which is incorporated herein by reference, on the basis of 10 Hours of Service for each day for which the individual would be credited with at least one Hour of Service under those paragraphs above. Hours of Service to be credited to an individual under (d) above or in respect of a Maternity/Paternity Absence will be determined by the Committee with reference to the individual's most recent normal work schedule; provided, that in the case of a Maternity/Paternity Absence, if the Committee cannot so determine the number of Hours to be credited, there shall instead be credited eight (8) Hours of Service for each day of absence.

     2.23 "Lender" means any person, including a Participating Employer, making an ESOP Loan to the Plan in accordance with Article 5.

     2.24 "Leveraged Stock" means Stock which has been acquired by the Plan by means of an ESOP Loan in accordance with Article 5.

     2.25 "Maternity/Paternity Absence" means a period of absence from the Employer for any of the following reasons:

          (a)  the Employee's pregnancy;

          (b)  birth of the Employee's child;

          (c) placement of a child with the Employee in connection with adoption of such child by the Employee; or

          (d) the caring for such child for a period beginning immediately following such birth or placement;

provided, however, that in order for an Employee's absence to qualify as a Maternity/Paternity Absence, the Employee must furnish the Committee with such information as the Committee may reasonably require (in such form and at such time as the Committee may reasonably require) to establish that the absence from work is an absence described hereunder and the number of days for which the absence lasted.

     2.26 "Participant" means any individual who participates in the Plan in accordance with Article 4.

     2.27 "Participating Employer" means (a) the Company, and (b) each Affiliated Company which has adopted the Plan with the approval of the Board of Directors.

     2.28 "Period of Service for Participation" means, with respect to any Employee, an Eligibility Period during which the Employee is credited with 500

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or more Hours of Service. For purposes of this Section 2.28: (i) service performed for Digital Electronics Automation Company shall be credited as service for the Employer, provided, however, that no individuals shall participate in the Plan before April 1, 1995, solely on account of the application of this clause; and (ii) service performed for Brown & Sharpe Aftermarket Services, Inc. (or its predecessor) shall be credited as service for the Employer, provided, however, that no individuals shall participate in the Plan before July 21, 1997, solely on account of the application of this clause
(ii).

     2.29 "Plan" means The Brown & Sharpe Employee Stock Ownership and Profit Participation Plan (1998 Restatement) as set forth herein, together with any and all amendments and supplements hereto.

     2.30 "Plan Year" means the calendar year.

     2.31 "Prior Plan" means The Restated Brown & Sharpe Employee Stock Ownership and Profit Participation Plan as in effect prior to the Effective Date. 2.32 "Qualified Domestic Relations Order" means any judgment, decree or order (including approval of a property settlement agreement) which is determined by the Committee to:

          (a) relate to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child or other dependent of a Participant;

          (b) be made pursuant to a state domestic relations law (including a community property law);

          (c) constitute a "qualified domestic relations order" within the meaning of Code section 414(p) and ERISA section 206(d)(3)(B), as added by the Retirement Equity Act of 1984; and

          (d)  be entered on or after January 1, 1985.

In addition, any judgment, decree or order which is determined to have satisfied the requirements of (a) and (b) above and which is entered prior to January 1, 1985 may be treated as a Qualified Domestic Relations Order by the Committee. A judgment, decree or order which is determined to have satisfied the requirements of (a) and (b) above shall not be deemed to fail to satisfy (c) above merely because it requires payment to an alternate payee prior to the Participant's "earliest retirement age" (as that term is defined in Code Section 414(p) and ERISA Section 206(d)(3)).

     2.33 "Reemployment Commencement Date" means, in the case of each Employee, the date on which he or she first performs an Hour of Service following a Break in Service (other than a Substantial Break).

     2.34 "Retirement" means (i) separation from service (for any reason other than death or a Total and Permanent Disability) on or after attainment of age 65, or (ii) if the Participant has at least ten (10) Years of Service, separation from service (for any reason other than death or a Total and Permanent Disability) on or after attainment of age 55.

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     2.35 "Share of the Trust Fund" means, in the case of each Participant, that portion of the Trust's assets which is credited to the accounts maintained on behalf of the Participant under the Plan.

     2.36 "Stock" means the Class A common stock of the Company.

     2.37 "Substantial Break" means, in the case of any Employee or Participant who has not attained age 65 and who has no vested right in his or her Share of the Trust Fund, a series of five or more consecutive Breaks in Service. In determining whether a Substantial Break has occurred, Years of Service prior to a Break in Service will be deemed not to include any such Years disregarded by reason of any prior Substantial Break.

     2.38 "Total and Permanent Disability" means a mental or physical impairment that entitles the individual to Social Security disability benefits, based on such evidence as the Committee may require.

     2.39 "Trust" means the trust established by agreement between the Company and the Trustees under The Brown & Sharpe Supplemental Employee Stock Ownership Trust as continued hereunder, together with any and all amendments and supplements thereto.

     2.40 "Trust Fund" means the property held in trust by the Trustees under the Trust for the benefit of Participants and their Beneficiaries.

     2.41 "Trustees" means the person or persons who have executed this Agreement as trustee or trustees of the Trust, any successor trustee or trustees, and any additional trustee or trustees. References herein to actions taken by the Trustees in the plural shall not limit the ability of the Trustees to act through one or more individual Trustees in accordance with the by-laws or procedures established by the Trustees.

     2.42 "Valuation Date" means each day during which trading occurs on the New York Stock Exchange, or such other days as the Committee may designate.

     2.43 "Vesting Period" means the Plan Year.

     2.44 "Year of Service" means, with respect to any Employee or Participant, a Vesting Period during which he or she has completed 1,000 or more Hours of Service, whether before or after becoming a Participant, subject to the following special rules:

          (a) service performed for Digital Electronic Automation Company or Brown & Sharpe Aftermarket Services, Inc. (or its predecessor) shall be credited as service for the Employer;

          (b) in the case of any Employee or Participant who has a Substantial Break, any Year of Service before such Substantial Break will be disregarded;

          (c) in the case of any Employee or Participant who has a Break in Service (but not a Substantial Break), any Year of Service before such Break will be disregarded until he or she has completed an additional Year of Service after such Break; and

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          (d)  in the case of a Participant who has five or more consecutive
     Breaks in Service and who again becomes an Employee, for purposes of determining the nonforfeitable percentage of his or her Share of the Trust Fund as of the termination of employment relating to the first such Break, all Years of Service after the last such Break will be disregarded.

All pronouns used in the Plan that are gender-specific are intended to include the opposite gender, unless the context dictates otherwise.

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

Article 3.    ADMINISTRATION.

     3.1 Committee. For purposes of ERISA, the plan administrator shall be the Company. To administer the Plan, the Company, through its Board of Directors, has established an ESOP Committee consisting of at least three (3) individuals appointed from time to time by the Board of Directors and subject to removal by the Board of Directors at any time with or without cause. Participants may be appointed to serve as Committee members in the discretion of the Board of Directors. No employee serving on the Committee will receive any compensation for services in his or her capacity as a member of the Committee, but the Company may reimburse any member for any necessary expenses incurred to the extent such expenses are not paid by the Plan.

     The members of the Committee shall elect from their member a chairman and shall appoint a secretary, who need not be a member of the Committee. The Committee shall hold meetings upon such notice, and at such time at such place as they may determine. A majority of the members of the Committee at the time in office will constitute a quorum for the transaction of business. All resolutions adopted or other actions taken by the Committee at any meeting must be approved by the vote of a majority (but not less than two) of those members present where a quorum is present, but resolutions may be adopted or other action taken without a meeting upon written consent signed by all members of the Committee. If at any time a majority of the individuals serving on such Committee and eligible to vote are unable to agree, or if there is only one such individual, any action required of the Committee with respect to the Plan will be taken by the Board of Directors and its decision will be final. The Committee may authorize one or more of its members, officers or agents to sign on its behalf any instructions to the Trustees; and the Trustees will be fully protected in acting thereon. An individual serving on the Committee who is a Participant will not vote or act on any matter relating solely to himself.

     3.2 Powers. The Committee will have full power to administer the Plan in all of its details, subject, however, to the requirements of ERISA. For this purpose the Committee's power will include, but will not be limited to, the following discretionary authority:

          (a) to make and enforce such rules and regulations as it deems necessary or proper for the efficient administration of the Plan or to comply with applicable law;

          (b) to interpret the Plan, its interpretation thereof in good faith to be final and conclusive on any Employee, former Employee, Participant, former Participant and Beneficiary;

          (c) to decide all questions and ambiguities concerning the Plan and the eligibility of any person to participate in the Plan;

          (d) to compute the amount of benefits which will be payable to any Participant or other person in accordance with the provisions of the Plan, and to determine the person or persons to whom such benefits will be paid;

          (e)  to authorize the payment of benefits;

(f) to appoint such agents, counsel and consultants as may be required to assist in administering the Plan; and

(g) to allocate and delegate its responsibilities, including fiduciary responsibilities under the Plan, and to designate other persons to carry out any of its responsibilities, including fiduciary responsibilities under the Plan, any such allocation, delegation or designation to be by written instrument and in accordance with Section 405 of ERISA.

     3.3 Effect of Interpretation or Determination. Any interpretation of the Plan or other determination with respect to the Plan by the Committee shall be final and conclusive on all persons in the absence of clear and convincing evidence that the Committee acted arbitrarily or capriciously.

     3.4 Examination of Plan records. The Committee will make available to each Participant such of its Plan records as pertain to the Participant, for examination at reasonable times during normal business hours.

     3.5 Nondiscriminatory exercise of authority. Whenever, in the administration of the Plan, any discretionary action by the Committee is required, the Committee shall exercise its authority in a nondiscriminatory manner so that all persons similarly situated will receive substantially the same treatment.

     3.6 Reliance on tables, etc.. In administering the Plan, the Committee will be entitled to the extent permitted by law to rely conclusively on all tables, valuations, certificates, opinions and reports which are furnished by any actuary, accountant, Trustees, counsel or other expert who is employed or engaged to act in connection with the Plan.

     3.7 Named Fiduciary. The Committee will be a "named fiduciary" for purposes of section 402(a)(1) of ERISA with authority to control and manage the operation and administration of the Plan, and will be responsible for complying with all of the reporting and disclosure requirements of Part I of Subtitle B of Title I of ERISA .

     3.8  Claims and review procedures.
          ----------------------------
          (a) Claims procedure. If any person believes he or she is being denied any rights or benefits under the Plan, such person may file a claim in writing with the Committee. If any such claim is wholly or partially denied, the Committee will notify such person of its decision in writing. Such notification will contain (i) specific reasons for the denial, (ii) specific reference to pertinent plan provisions, (iii) a description of any additional material or information necessary for such person to perfect such claim and an explanation of why such material or information is necessary and (iv) information as to the steps to be taken if the person wishes to submit a request for review. Such notification will be given within 90 days after the claim is received by the Committee (or within 180 days, if special circumstances require an extension of time for processing the claim, and if written notice of such extension and circumstances is given to such person within the initial 90-day period). If such notification is not given within such period, the claim will be considered denied as of the last day of such period and such person may request a review of his or her claim.

          (b) Review procedure. Within 60 days after the date on which a person receives a written notice of a denied claim (or, if applicable, within 60 days after the date on which such denial is considered to have occurred) such person (or his or her duly authorized representative) may (i) file a written request with the Committee for a review of his or her denied claim and of pertinent documents and (ii) submit written issues and comments to the Committee. The Committee will notify such person of its decision in writing. Such notification will be written in a manner calculated to be understood by such person and will contain specific references to pertinent plan provisions. The decision on review will be made within 60 days after the request for review is received by the Committee (or within 120 days, if special circumstances require an extension of time for processing the request, such as an election by the Committee to hold a hearing, and if written notice of such extension and circumstances is given to such person within the initial 60-day period). If the decision on review is not made within such period, the claim will be considered denied.

     3.9 Indemnification of Committee Members and Assistants. The Company agrees to indemnify and defend to the fullest extent of the law, any Employee or former Employee (a) who in good faith serves or has served as a member of the Committee, (b) who has been appointed to assist the Committee in administering the Plan, or (c) to whom the Committee has delegated any of its duties or responsibilities, against any liabilities, damages, costs and expenses, including attorneys' fees, or liability, including any sum paid in settlement of any claim with the approval of the Board of Directors, arising out of any act or omission to act in connection with the Plan, excepting only willful misconduct.

     3.10 Costs of Administration. To the extent consistent with ERISA, all reasonable costs and expenses incurred by the Committee or members thereof in administering the Plan will be paid by the Plan, unless paid by the Company.
The compensation of all agents, counsel or other persons retained or employed by the Committee shall be fixed by the Committee, subject to the approval of the Board of Directors, and shall be paid in the same manner as provided in the preceding sentence.

     3.11 Report to the Board of Directors. The Committee will submit annually to the Board of Directors a report consisting of (i) a summary of the financial conditions of the Trust Fund, (ii) a summary of the operations of the Plan for the past year and (iii) any further information which the Board of Directors may require.

Article 4.    PARTICIPATION.
              -------------

     4.1 Date of Participation. Each Eligible Employee who was a participant in the Prior Plan on the day immediately preceding the Effective Date and who is an Eligible Employee on the Effective Date shall continue to be a Participant hereunder, subject to Section 4.2. Each other Eligible Employee will become a Participant on the first administratively practicable Entry Date coinciding with or next following the date on which he or she completes one Period of Service for Participation, provided such individual is an Eligible Employee on that Entry Date. If the individual is not an Eligible Employee on that date, the individual shall become a Participant on the first Entry Date thereafter as of which he or she is an Eligible Employee.

     4.2 Duration of Participation. In general, a Participant will cease to be a Participant as of the earlier of (a) the date on which he or she ceases to be an Eligible Employee, and (b) the date on which the Plan terminates. Notwithstanding the preceding sentence, an individual will continue to be treated as a Participant for purposes of Articles 7, 8, 9 and 12 and Sections 10.3, 10.4, 11.3 and 11.4 until such time as the Participant's Share of the Trust Fund has been completely forfeited or distributed.

     4.3 Breaks in Participation. If a Participant ceases to be a Participant pursuant to Section 4.2(a) and thereafter returns to the employ of a Participating Employer before incurring a Substantial Break, he or she will again become a Participant on the day (if prior to the date described in Section 4.2(b)) on which he or she again performs an Hour of Service as an Eligible Employee.

Article 5.    ESOP LOANS & LEVERAGED ACQUISITIONS.
              -----------------------------------

     5.1 ESOP Loans. This Plan and Trust, acting through the Trustees, may from time to time enter into an ESOP Loan, which Loan may either be made by one or more of the Participating Employers to the Plan or made by another Lender to the Plan and guaranteed by one or more Participating Employers. An ESOP Loan may be a direct loan of cash, a purchase-money transaction or an assumption of an obligation of the Plan.

     5.2 Use of ESOP Loan proceeds. Within a reasonable time after the receipt of the proceeds from an ESOP Loan, such proceeds will be used by the Plan in one or more of the following ways:

          (a) to acquire Stock at fair market value either from a Participating Employer or from any other party;

          (b)  to prepay such ESOP Loan; or

          (c)  to repay a prior ESOP Loan.

     Leveraged Stock may not be subject to a put, call or other option, or buy-sell or similar arrangement, while held by or when distributed from the Plan, except as provided in Sections 9.7 and 9.8, regardless of whether the Plan remains an employee stock ownership plan within the meaning of Section 4975 of the Code or the ESOP Loan, the proceeds of which were used to acquire such Stock, remains outstanding. The preceding sentence shall be applied in accordance with Treasury regulation section 54.4975-7(b)(4).

     5.3  Liability and collateral on ESOP Loan.
          -------------------------------------
          (a) An ESOP Loan shall be without recourse against the Plan. The only asset of the Plan which may be given as collateral is Stock which was either acquired with the proceeds of such Loan or used as collateral on a prior ESOP Loan repaid with the proceeds of such Loan.

          (b) No person entitled to payment under the ESOP Loan may be given any rights to assets of the Plan other than (i) the collateral given for the Loan, (ii) cash contributions made to the Plan pursuant to Section 6.1(a) in order for the Plan to meet its obligations under the Loan, and
     (iii) earnings attributable to such collateral and the investment of such cash contributions.

     5.4 Default. An ESOP Loan must provide that, in the event of default, the value of Plan assets transferred in satisfaction of the Loan must not exceed the amount of default. If a Participating Employer or any disqualified person (within the meaning of Section 4975 of the Code) is the Lender, the ESOP Loan must provide for a transfer of Plan assets on default only upon, and to the extent of, the failure of the Plan to meet the payment schedule of the Loan.

     5.5 Rate of interest. The rate of interest on an ESOP Loan shall not be in excess of a reasonable rate.

     5.6 Release of collateral for ESOP Loan. If Stock held by the Plan is used as collateral for an ESOP Loan, such Loan must provide for the release of the Stock as provided in either (a) or (b):

          (a) For each Plan Year during the duration of the ESOP Loan, the number of shares of Stock released shall equal the number of shares then encumbered under the Loan multiplied by a fraction, the numerator of which is the amount of principal and interest paid on the Loan for such Plan Year, and the denominator of which is the sum of the numerator plus the principal and interest to be paid under the Loan for all future years. The number of future years under the Loan must be definitely ascertainable and shall be determined without taking into account extensions or renewal periods. If a variable interest rate is used, the interest to be paid in future years shall be computed by using the rate applicable as of the end of the Plan Year. If collateral includes more than one class of securities, the number of securities of each class to be released for a Plan Year must be determined by applying the same fraction to each class.

          (b) Release of Stock from encumbrance may instead be determined solely by reference to principal payments for the Plan Year, provided: (i) the ESOP Loan provides for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for 10 years; (ii) the interest element included in any Loan payment is disregarded only to the extent it would be determined to be interest under standard loan amortization tables; and
     (iii) the method of release provided in this paragraph (b) is not used after the time that, by reason of a renewal, extension or refinancing, the length of the expired duration of the Loan together with the renewal period, the extension period, or the duration of the new ESOP loan, as applicable, exceeds 10 years.

Article 6.    CONTRIBUTIONS TO THE TRUST.
              --------------------------
        6.1   Amount of Participating Employer contributions.
              ----------------------------------------------
          (a) For each Plan Year during which an ESOP Loan is outstanding, each Participating Employer shall contribute to the Trust an amount equal to its share, as determined by the Board of Directors, of the total principal and interest due on the ESOP Loan during the Plan Year. The contribution shall be made in cash unless the ESOP loan is a purchase-money loan from a Participating Employer to the Plan, in which case the contribution from that Participating Employer may be in the form of a forgiveness of indebtedness.

          (b) In addition to any contributions required by paragraph (a) above, each Participating Employer shall contribute to the Trust for each Plan Year its allocable share, as determined by the Board of Directors, of an amount equal to two (2) percent of the aggregate Compensation paid to all Participants during such Year. The Board of Directors may provide for any Plan Year that the rate of contribution under this Section 6.1(b) shall be less or more than two percent, or that no contributions shall be made. Contributions under this Section 6.1(b) may be made either in Stock or Class B Stock, or both, or in cash to be invested in Stock. In no event will Participating Employer contributions pursuant to this Section 6.1(b) be in an amount which would (i) cause the annual addition for any Participant to exceed the amount permitted under Section 7.8, or (ii) exceed the maximum amount which the Participating Employer is permitted to deduct for federal income tax purposes, including amounts deductible under the carryover provisions of the Code. Every contribution under this Section 6.1(b) is hereby conditioned on deductibility under section 404 of the Code.

     6.2  Time of making Participating Employer contributions.
          ---------------------------------------------------
          (a) The Participating Employers will make the contributions required under Section 6.1(a) in such installments as are necessary to enable the Trust to pay timely, with the proceeds of such installments, amounts of principal and interest due under an ESOP Loan.

          (b) Each Participating Employer will make any contributions made for a Plan Year under Section 6.1(b) as soon as practicable following the close of the Plan Year.

     6.3 Advice to Trustees if contribution not to be made. If, for a Plan Year, no contribution is required under Section 6.1(a) and no contribution is to be made under Section 6.1(b), the Company will promptly advise the Trustees. The Trustees will have no authority or responsibility to inquire into the correctness of the amounts contributed and paid over to the Trustees, or to determine whether any contribution is payable under this Article 6.

     6.4 Return of contributions. If a contribution by a Participating Employer to the Trust is

          (a)  made by reason of a good faith mistake of fact, or

          (b) in the case of contributions made under Section 6.1(b), believed in good faith to be deductible under Section 404 of the Code, but the deduction is disallowed,

the Trustees shall, upon request by the Participating Employer making the contribution, return to the Participating Employer the excess of the amount contributed over the amount, if any, that would have been contributed had there not occurred a mistake of fact or a mistake in determining the deduction. If the Trust has suffered a net loss since the time of the excess contribution, the amount returned shall be reduced by the portion of the net loss attributable to the excess contribution.

     If the excessive amount described in the preceding paragraph has been credited to the accounts of Participants, the amount returned under this Section
6.4 shall be subtracted from each Participant's Share of the Trust Fund in proportion to the portion of the excess amount allocated to the Participant. However, if, as a result of distributions from the Trust, a Participant's Share of the Trust Fund is less than the amount to be subtracted from it under the preceding sentence, the amount returned shall be reduced by the difference, and the accounts of other Participants shall not be further adjusted under the preceding sentence. In no event shall the return of a contribution hereunder cause any Participant's Share of the Trust Fund to be reduced to less than it would have been had the mistaken or nondeductible amount not been contributed.

     No return of a contribution hereunder shall be made more than one year after the mistaken payment of the contribution, or disallowance of the deduction, as the case may be.

     6.5 No Employee contributions. No Employee will be required or permitted to make contributions to the Plan.

Article 7.    SUSPENSE ACCOUNT AND PARTICIPANTS' ACCOUNTS.
              -------------------------------------------

     7.1 Suspense account. The Trustees will establish and maintain a Leveraged Stock suspense account for shares of Leveraged Stock and other assets which have not been allocated in accordance with Section 7.7. All Leveraged Stock will be credited to the Leveraged Stock suspense account at the time it is purchased. Thereafter, any amounts received as dividends with respect to such Stock, other than shares of Class B Stock, to the extent not applied toward expenses of the Plan or Trust, will be used to purchase additional Stock; such additional Stock together with any shares of Class B Stock received as a dividend with respect to Leveraged Stock will be held in the Leveraged Stock suspense account for allocation along with the Stock from which the dividends derived.

     For each Plan Year, the Trustees will release from the Leveraged Stock suspense account and allocate and credit in accordance with Section 7.7:

          (a) that number of shares of Leveraged Stock which are released from encumbrance for the Plan Year in accordance with Section 5.6, and

          (b) if the Leveraged Stock suspense account holds shares of Leveraged Stock or other assets (including Class B Stock) not pledged as collateral for the ESOP Loan, that number of shares of such Stock or other assets which would have been required to be released under Section 5.6 had such Stock and other assets been pledged as collateral for such Loan;

If the Leveraged Stock suspense account holds both Stock and Class B Stock, the number of shares of each released pursuant to this paragraph at any time shall be in the same ratio to each other as the ratio of shares of Stock to Class B Stock in the Leveraged Stock suspense account immediately prior to such release.

     7.2 ESOP accounts. The Trustees will establish and maintain for each Participant an ESOP account which will reflect

          (a) his or her share of (i) the Stock, Class B Stock or, if applicable, other assets released from the Leveraged Stock suspense account (and/or the supplemental suspense account maintained under the Prior Plan),
     (ii) any contribution made under Section 6.1(b), and (iii) any forfeitures arising under the Plan, and

          (b) adjustments for income, expenses and gain or loss of the Trust Fund as are made pursuant to Section 7.6.

     7.3 Other accounts. In addition to an ESOP account described in Section 7.2, the Trustees will establish and maintain for each Participant such other accounts and records as may be necessary or desirable to fulfill the provisions of the Plan.

     7.4 Dividends. Amounts (other than shares of Class B Stock) received as dividends with respect to shares of Stock or Class B Stock allocated (or with respect to which units are allocated) to a Participant's account, to the extent not applied toward expenses of the Plan or Trust, will be used to purchase additional Stock.

     7.5 Order of adjustments to accounts. As of each Valuation Date, the Trustees will:

          (a) first, charge to the Participant's accounts all payments, distributions and forfeitures, if any, made from such accounts since the preceding Valuation Date;

          (b) second, adjust the balances in the accounts to reflect the current fair market value of the assets of the Trust Fund as provided in
     Section 7.6; and

          (c) third, credit the appropriate shares and units to ESOP accounts, in accordance with Section 7.7, in respect of (i) shares of Stock and, if applicable, Class B stock and/or other assets released from the Leveraged Stock suspense account, and (ii) any contributions made under Section 6.1(b) and forfeitures which are to be credited as of such Valuation Date.

     7.6 Adjustment for income, expenses, gain or loss. In adjusting the individual accounts under Section 7.5(b) to reflect the current value of the assets of the Trust Fund, the Trustees will allocate to such accounts, in proportion to the balances therein immediately prior to such adjustment, an amount equal to the income and expenses of the Trust and of the gain and loss (realized and unrealized) on such assets credited to all such accounts, valued at their fair market value. As applied to Stock, fair market value means the closing market price on the New York Stock Exchange on the day of reference or, if the New York Stock Exchange is closed on such day, the closing price on the next preceding trading day on which shares of Stock are traded. As applied to Class B Stock, fair market value shall mean the fair market value of such stock as determined by the Committee.

     7.7 Allocations to accounts. As of the last business day of each Plan Year, there shall be allocated among and credited to the ESOP Accounts of the qualified individuals, in proportion to their respective amounts of Compensation for the Plan Year (i) the Stock and, if applicable, Class B Stock and/or other assets released from the Leveraged Stock suspense account for the Year as a result of contributions made by Participating Employers under Section 6.1(a),
(ii) additional contributions by the Participating Employers for the Plan Year under Section 6.1(b) and (iii) the forfeitures, if any, which occurred during such Plan Year and remain after the applications under Section 8.5. For purposes of this Section 7.7, an individual is a qualified individual for a Plan Year if he or she is either a Participant on the last business day of such Plan Year or separated from service while a Participant during the Plan Year on account of Retirement, death or Total and Permanent Disability.

     7.8  Limitations. For each limitation year, the requirements of Code section 415, hereby incorporated by reference into the Plan, shall apply to limit the contributions and allocations under the Plan.

          (a) Order of Reduction. To the extent necessary to satisfy the limitations of Code section 415 for any Participant, the annual addition which would otherwise be credited to a Participant under the Plan shall be reduced after the Participant's benefit is reduced under any and all defined benefit plans, and after the Participant's annual addition is reduced under any other defined contribution plans.

          (b) Correction of Excess of Annual Edition. The Committee, to the extent necessary to satisfy the foregoing limitations in the case of a Participant, shall first reduce the number of shares that would otherwise be allocated to the Participant's ESOP account as a result of contributions made pursuant to Section 6.1(b), or as a result of forfeitures, for the Plan Year. If further adjustment is still needed, the Committee shall reduce the allocation that would otherwise be made for the Participant's benefit under Section 6.1(a) for the Year. Amounts by which an allocation to an ESOP account is reduced pursuant to this paragraph (b) will be allocated to the ESOP accounts of other Participants in proportion to their respective Compensation, subject to the limitations of Code section 415. If after all allocable reallocations there is any amount which cannot be allocated to the ESOP accounts of Participants because of the Code section 415 limitations, the remaining amounts will be distributed to the terminated Participants whose termination of employment gave rise to forfeitures during the Plan Year in proportion to the amounts forfeited by the terminated Participants.

          (c)  For the purpose of this Section:

               "Annual addition", when used with respect to contributions and allocations under this Plan, means, in the case of any Participant for any limitation year (i) the Participant's allocable share of the contributions made for the year under Section 6.1(a), plus (ii) that portion of the contributions made under Section 6.1(b) which is allocated to the Participant's ESOP account for the year, plus (iii) all forfeitures allocated to the Participant's ESOP account for the year under Section 7.7, subject in each case to any adjustments for employee stock ownership plans which may be appropriate under Section 415(c)(6) of the Code. When used with respect to contributions or allocations under any other plan maintained by the Employer, the term "annual addition" has the meaning given it in Section 415(c)(2) of the Code, subject to any adjustments for employee stock ownership plans which may be appropriate under Section 415(c)(6) of the Code; and

               "Limitation year" means the Plan Year.

     7.9 Report to Participants. The Trustees, at least quarterly, will determine each Participant's Share of the Trust Fund and report the same in writing to the Participant concerned.

     7.10 Independent appraisal. It is anticipated that the Trust will continue to be invested in Stock (which is traded on an exchange) or in Class B Stock (which converts automatically into Stock). However, if the Trust invests in other employer securities and those securities are not readily tradable on an established securities market within the meaning of Section 401(a)(28)(C) of the Code, valuations of those securities with respect to activities carried on by the Plan shall be made by an independent appraiser.

     7.11 Certain transfers.
          -----------------
          (a) Certain In-service Transfers After Attaining Age 55. For each Plan Year in the "qualified election period" each "qualified Participant" may elect to have an amount equal to 25 percent of the value of his or her Share of the Trust Fund transferred directly to the "applicable savings plan" (terms in quotes are defined in subparagraph (i) below), reduced in accordance with Section 401(a)(28) of the Code and regulations thereunder in the event any prior transfers have been made under this Section 7.11(a). With respect to the last Plan Year in a Participant's qualified election period, the preceding sentence shall be applied by substituting "50 percent" for "25 percent". Any election described in this paragraph (a) for a Plan Year shall be made within 90 days after the last day of such Plan Year, and any transfer for the Plan Year under this paragraph (a) shall be made within 180 days after the last day of the Plan Year.

             (i)  For purposes of this Section:

                           (A) "Qualified Participant" means any Employee who
                  has been a Participant for at least ten years and has attained age 55. Participants who have separated from service with the Employer are not "qualified Participants" for purposes of this
                  Section 7.11(a), but may elect a transfer pursuant to paragraph (b) below .

                           (B) "Qualified election period" consists of the six
                  consecutive Plan Years beginning with the Plan Year in which the individual became a qualified Participant.

                           (C) "Applicable savings Plan" means whichever of the
                  Brown & Sharpe Savings and Retirement Plans (or such other similar plan, if any) maintained by the Employer includes the qualified Participant among its participants.

             (ii) The Committee in its sole discretion may extend the transfer provisions of this Section 7.11(a) to Participants other than qualified Participants; provided, that any such extension shall be effected on a basis that does not discriminate among similarly situated Participants.

           (b) If a Participant separates from service and defers the commencement of the payment of his or her benefits under the Plan as provided under Section 9.3, the Participant's Share of the Trust Fund shall continue to be held and invested in the same manner as the general assets of the Trust Fund, unless the Participant elects to have his or her Share of the Trust Fund segregated from the other assets of the Trust Fund in a separate account to be invested in savings or time deposits, certificates of deposit or other guaranteed or fixed-return investments, or in a money-market fund, as the Trustees shall decide. Any amount so segregated shall thereafter, for the period of such segregation, cease to share in the income, gains, losses and expenses of the Trust Fund as a whole, but shall be credited with such interest and other income, and shall be reduced by such expenses, as are payable with respect to, or associated with, the investments credited to such separate account. The segregation and investment election described in this paragraph (b) shall be in writing and shall take effect as soon as practicable after the date of the election. An election made under this paragraph (b) may be revoked in writing by the Participant, in which event the Participant's Share of the Trust Fund shall cease to be segregated for investment purposes and shall be held and invested in the same manner in the general assets of the Trust Fund. For the avoidance of doubt, in no event shall the account of any Participant who is not an Eligible Employee share in allocations of contributions made under Section 6.1(b) or amounts released from a suspense account described in Section 6.1(a).

Article 8.    VESTING OF ACCOUNTS.
              -------------------

     8.1 Immediate vesting of certain accounts. A Participant shall at all times be 100% vested in the balance, if applicable, of any account established and maintained pursuant to Section 7.3 (other than the ESOP account and any sub-accounts relating thereto).

     8.2  Deferred vesting of ESOP account.
          --------------------------------

          (a) Each Participant whose Employment Commencement Date (or Reemployment Commencement Date) is prior to January 1, 1998 and who is credited with one or more Hours of Service on or after that date shall have a vested interest in a percentage of his or her ESOP account determined in accordance with the following schedule and based on the Participant's Years of Service:

                                            Applicable
               Years of Service      Nonforfeitable Percentage
               ----------------      -------------------------

               Less than 1                      0%
               1 but fewer than 2              20%
               2 but fewer than 3              40%
               3 or more                      100%

          (b) Each Participant whose Employment Commencement Date is on or after January 1, 1998, shall have a vested interest in a percentage of his or her ESOP account determined in accordance with the following schedule and based on the Participant's Years of Service:

               Years of Service         Applicable
                 for Vesting            Percentage
                 -----------            ----------

               Less than 1                   0%
               1, but fewer than 2          20%
               2, but fewer than 3          40%
               3, but fewer than 4          60%
               4, but fewer than 5          80%
               5 or more                   100%

          (c) Each Participant whose Employment Commencement Date is prior to January 1, 1998 but who is not credited with at least one Hour of Service on or after that date shall a vested interest in a percentage of his or her ESOP account determined under the Prior Plan.

     8.3 Special vesting rules. Notwithstanding any provision of the Plan to the contrary:

          (a) A participant will be fully vested in his or her Share of the Trust Fund upon the happening of any one of the following events:

            (i)  The Participant's attainment of age 65 while an Employee;

            (ii) The Participant's death while an Employee;

            (iii) The termination or partial termination of the Plan or the complete cessation of contributions to the Plan, to the extent that the Participant is affected by such termination, partial termination, or complete discontinuance; or

            (iv) The Participant's separation from service due to his or her Total and Permanent Disability.

          (b) Any person who was a Participant in the Prior Plan on May 15, 1987, shall be fully vested in the balance of all his or her accounts as of that date, but shall have a nonforfeitable interest in subsequent allocations, if any, in accordance with Sections 8.1, 8.2 and 8.3.

          (c) Any person who is a Participant on the date immediately preceding a Change in Control shall be fully vested in the balance of all his or her accounts as of that date, but shall have a nonforfeitable interest in subsequent allocations, if any, in accordance with Sections 8.1, 8.2 and 8.3.

     8.4 Changes in vesting schedule. If the Plan's vesting schedule is amended, or the Plan is amended in any way that directly or indirectly affects the computation of a Participant's vested percentage (of if the Plan changes to or from a top-heavy vesting schedule), each Participant who has completed 3 Years of Service (determined under Section 2.43, but without regard to sub-paragraphs (ii), (iii) and (iv) thereof) may elect, within the period described below, to have his or her vested percentage determined without regard to such amendment or change. The period referred to in the preceding sentence will begin on the date the amendment of the vesting schedule is adopted and will end 60 days after the latest of the following dates:

          (a)  the date on which such amendment is adopted;

          (b)  the date on which such amendment becomes effective; and

          (c) the date on which the Participant is issued written notice of such amendment by the Committee.

     8.5 Forfeitures. If a Participant separates from the service of the Employer at a time when he or she has a less than 100 percent (100%) nonforfeitable interest in his or her ESOP account the forfeitable portion of such account will immediately be treated as forfeited. Notwithstanding the foregoing, if at any time prior to incurring a Substantial Break the Participant is reemployed by the Employer, any amount so forfeited (without earnings and dividends) will be recredited to the Participant's ESOP account, subject to the following special rules:

          (a) Amounts required to be recredited to a Participant's account pursuant to this Section will be taken first from amounts forfeited by other Participants which have not yet been applied in accordance with
     Section 7.7. If such forfeitures are insufficient to reinstate in full the amount required to be recredited to the Participant's account, the difference shall be contributed by the Participant's Participating Employer.

          (b) A reemployed Participant's nonforfeitable interest in any amounts recredited to his or her account pursuant to this Section will be determined under Section 8.2, taking into account the Participant's Years of Service accumulated before the separation from service which caused the forfeiture.

All forfeitures arising under this Section 8.5, to the extent not applied to recredit the accounts of reemployed Participants as described above, will be applied toward Participating Employer contributions pursuant to Section 6.1(b) (if any) for the Plan Year, with any excess applied toward the correction of any errors in allocation, the determination of benefit amounts or the execution of benefit payments, and then toward the payment of Plan expenses in accordance with Section 3.10. If any excess still remains after application of the preceding sentence, it shall be applied in accordance with Section 7.7.

     8.6 Separate Account If a distribution has been made to a Participant at a time when he or she has a nonforfeitable right to less than one hundred (100%) percent of his or her Share of the Trust Fund, the vesting schedule in Section
8.2 will thereafter apply only to his or her ESOP account attributable to contributions allocated after such distribution. The balance in his or her ESOP account which was not 100% vested at the time of such distribution shall, immediately after such distribution, be transferred to a separate account which will be maintained for the purpose of determining his or her interest therein at any later time. At any relevant time, his or her nonforfeitable interest in the portion of his or her Share of the Trust Fund held in the separate account will be equal to P(AB+D)-D, where P is the nonforfeitable percentage of his or her ESOP account at the relevant time determined under Section 8.2; AB is the account balance of the separate account at the relevant time; and D is the amount of the distribution. However, if any portion of the separate account is forfeited under Section 8.5, the Participant's interest in the remaining balance, if any, in the separate account will thereafter be fully vested and nonforfeitable.

Article 9.  DISTRIBUTION OF BENEFITS.
            ------------------------

     9.1  Distribution or Withdrawal. A Participant who has separated from
          --------------------------
service (or the Participant's Beneficiary) is entitled to receive a distribution of the vested portion of his or her Share of the Trust Fund as provided under this Article 9. A Participant who is an Employee and who has attained age 70 1/2 may, once each calendar year, withdraw his or her Share of the Trust Fund, the value to be determined as of the Valuation Date coinciding with or immediately proceeding the date of the withdrawal, as provided under this Article 9. A request for a distribution or withdrawal under this Section 9.1 shall be made in accordance with such rules and procedures as may be established by the Committee.

     9.2  Distribution of Stock.  A distribution or withdrawal to a Participant
          ---------------------
or Beneficiary from the Trust will be made in a single payment of shares of Stock, subject to the following rules:

          (a) Distribution of any fractional shares will be made in cash in lieu of such fractional shares.

          (b) If the number of shares of Stock to be distributed is fewer than ten (10), the Participant or Beneficiary may elect to receive such distribution either entirely in whole shares of Stock plus cash in respect of any fractional share interest, or entirely in cash, such election to be made in such manner and at such time as the Committee shall prescribe.

          (c) If at the time of distribution all or a portion of the Participant's Share of the Trust Fund is segregated in a separate account and invested pursuant to Section 7.11(b), distribution of such separate account shall be made, as the Participant or Beneficiary shall elect, either in a single payment of cash or, subject to the provisions of (a) above, in a single payment of shares of Stock.

          (d) Distributions in shares of Stock will consist of that number of shares of Stock which is produced by dividing the value of the units (and, if applicable, other assets) credited to the Participant's account by the fair market value of one share of Stock, such value or fair market value, as the case may be, to be determined as of the Valuation Date coinciding with or next preceding the date of distribution. If any portion of a distribution is made in cash, the amount of such cash distribution shall equal the value of the that portion of the account determined as of the Valuation Date coinciding with or next preceding the date of distribution.

     9.3  Time of distributions.  Distribution to a Participant will commence as
          ---------------------
soon as practicable after the Participant's separation from service. In the case of a Participant whose vested portion of his or her Share of the Trust Fund is valued in excess of $5,000 and who has not yet attained age 65, distribution may not be made under this Section unless:

          (a) between the 30th and 90th day prior to the date distribution is to be made, the Committee notifies the Participant in writing that he or she may defer distribution until age 65; and

          (b) the Participant consents to the distribution in writing after the information described above has been provided to him or her, and files such consent with the Committee;

Notwithstanding the foregoing, a distribution may commence less than 30 days after the notification under paragraph (a) above is given, provided that the Committee informs the Participant that he or she has a right to a period of at least 30 days after receiving the notice to consider any distribution election and the Participant may rescind any election to receive a distribution for a period of at least seven days after the date the individual receives such notice. The vested portion of a Participant's accounts will be considered to be valued in excess of $5,000 if the value of such portion exceeds such amount at the time of the distribution in question or exceeded such amount at the time of any prior distribution to the Participant under the Plan.

     The failure of a Participant to consent to an immediate distribution under paragraph (b) above shall be deemed to be an election to defer commencement of the payment of benefits as provided under Section 9.4. An individual who defers a benefit under this Section 9.3 may at any time subsequent to such election request a distribution of the benefit deferred. The Committee may prescribe such rules as it deems necessary pertaining to the form of such a request or to any information or signatures required with respect thereto.

     Distribution under this Section will be made in any case not later than the earliest to occur of the following: (1) the latest date for payment prescribed by Section 9.4, (2) as soon as reasonably practicable after the Committee is notified of the Participant's death, or (3) as soon as reasonably practicable after the Committee receives from the Participant and records a written consent to distribution.

     9.4  Latest payment of benefits.
          --------------------------
          (a) In no event will any payment of benefits to a Participant under the Plan commence later than the earliest of the dates described in (1),
     (2) and (3), where:

               (i) is, unless otherwise elected by the Participant, the 60th day after the close of the Plan Year in which occurs the latest of the date on which the Participant attains age 65, the tenth anniversary of the year in which the Participant commenced participation in the Plan, and the date on which the Participant ceases to be an Employee,

               (ii) is, for a Participant who is not a 5% owner, April 1 following the calendar year during which the Participant retires or attains age 70 1/2, whichever is later, and

               (iii) is, for a Participant who is a 5% owner, April 1 following the calendar year in which the Participant attains age 70 1/2.

          (b) Notwithstanding paragraph (a)(2), with respect to any Participant who is not a 5% owner and who attains age 70 1/2 on or after January 1, 1996, and on or before December 31, 1998, the payment of the Participant's Share of the Trust Fund shall commence no later than the April 1 following the close of the calendar year in which the

     Participant attains age 70 1/2 (or such later date as may be permitted under guidance from the Internal Revenue Service), unless such Participant elects to delay such payment until he or she retires. In addition, any Participant who is not a 5% owner and who attained age 70 1/2 before January 1, 1996 may elect, in accordance with rules and procedures established by the Committee, to stop receiving payments pursuant to paragraph (a)(2) until such Participant retires.

          (c) If a Participant remains an Employee after the beginning of the year in which benefits are to commence under (a)(3) or (b) above, the Participant's Share of the Trust Fund shall be distributed on or before the following April 1, and any additional amounts credited to the Participant's Accounts shall be distributed on or before each subsequent December 31.

          (d) Notwithstanding any other provision of the Plan to the contrary, all benefit distributions under the Plan shall be made in a manner consistent with Section 401(a)(9) of the Code and regulations thereunder, including Prop. Reg. Section 1.401(a)(9)-2.

For purposes of this Section 9.4, "5% owner" has the meaning given it in Section 416(i)(B)(i) of the Code.

     9.5  Distributions after a participant's death.  If a Participant dies
          -----------------------------------------
before the complete distribution of the vested portion of his or her Share of the Trust Fund, the Participant's Beneficiary will receive the remaining vested portion of the Participant's Share of the Trust Fund (including the vested portion of any amounts credited to the Participant's ESOP account after the Participant's death which are attributable to contributions for the Plan Year in which the Participant's death occurs). A distribution to a Beneficiary will be made in accordance with Section 9.2 as soon as practicable following the Participant's death (but in no event later than December 31 of the calendar year following the year of the Participant's death). No distribution will be made to a Beneficiary pursuant to this Section 9.5 before receipt from the Beneficiary of a final distribution form and a certified copy of the death certificate for the Participant, and recording of the same by the Committee.

     9.6  Designation of Beneficiary.
          --------------------------

          (a) Subject to the provisions of this Section, a Participant's Beneficiary shall be the person or persons and entity or entities, if any, designated by the Participant from time to time on a form approved by the Committee. A non-spouse Beneficiary designation by a Participant who is married at the time of his or her death shall not be effective unless

               (i) prior to the Participant's death, the Participant's surviving spouse consented to and acknowledged the effect of the Participant's designation of a specific non-spouse Beneficiary (including any class of Beneficiaries or any contingent Beneficiaries) on a written form approved by the Committee and witnessed by a notary public or a duly authorized Plan representative; or

               (ii) it is established to the satisfaction of the Committee that spousal consent may not be obtained because there is no spouse, because the spouse has died, because the spouse cannot be located, or because of such other circumstances as the Secretary of the Treasury may prescribe; or

               (iii) the spouse had earlier executed a general consent form permitting the Participant (A) to select from among certain specified Beneficiaries without any requirement of further consent by the spouse (and the participant designates a Beneficiary from the specified list), or (B) to change his or her beneficiary without any requirement of further consent by the spouse. Any such general consent shall be on a form approved by the Committee, and must acknowledge that the spouse has the right to limit consent to a specific Beneficiary and that the spouse voluntarily elects to relinquish such right.

Notwithstanding the foregoing, the Committee may, in its discretion, determine whether a Beneficiary designation is effective, and shall reject as ineffective any designation first received by or presented to the Committee after the death of the Participant. In the event a spouse is legally incompetent to give consent, the spouse's legal guardian, even if the guardian is the Participant, may give consent on behalf of the spouse. Any consent and acknowledgment by (or on behalf of) a spouse, or the establishment that the consent and acknowledgment cannot be obtained, shall be effective only with respect to such spouse, but shall be irrevocable once made.

          (b) A Participant who has designated a Beneficiary in accordance with this Section 9.6 may change such designation at any time by giving written notice to the Committee, subject to the conditions of this Section 9.6 and such additional conditions and requirements as the Committee may prescribe in accordance with applicable law.

          (c) If a Participant dies without a surviving Beneficiary, the full amount payable upon his or her death will be paid to his or her surviving spouse or, if none, to his or her issue per stirpes. If any of such issue is a minor, the Trustees may deposit his or her share in a savings account to his or her credit in a savings bank or other financial institution for the benefit of such issue. If there is no surviving spouse or issue, then the amount may be paid to the Participant's executor or administrator or applied to the payment of his or her debts and funeral expenses, all as the Committee shall determine.

     9.7  Put Option.  Any Stock distributed from the Plan which at the time of
          ----------
such distribution is either not readily tradable on an established securities market or is subject to a trading limitation within the meaning of the regulations under Section 4975 of the Code, shall be accompanied by an option in the Participant, his or her donees (if any), and any person to whom Stock distributed to the Participant passes by reason of the Participant's death, to put such Stock to the Company at its fair market value. Such an option shall be exercised by the holder thereof notifying the Company in writing that the option is being exercised, and such option shall be exercisable for a period of fifteen
(15) months beginning on the date the Stock is distributed. At the option of the Company, payment for Stock put to the Company pursuant to an option described in this Section may be deferred if adequate security and a reasonable interest rate are provided for any credit extended and if the cumulative payments at any time are no less than the aggregate of reasonable periodic payments as of such time. Periodic payments are reasonable if annual installments, beginning with 30 days after the date the put option is exercised, are substantially equal. The payment period may not end more than five (5) years after the date the put option is exercised. An option described in this Section 9.7 may provide that the Plan may assume the rights and obligations of the Company at the time the option is exercised. The option described in this Section 9.7 shall continue to exist regardless of whether the Plan remains an employee stock ownership plan within the meaning of Section 4975 of the Code and regardless of whether the ESOP Loan the proceeds of which were used to acquire the Stock remains outstanding.

     9.8  Right of first refusal.  Stock distributed pursuant to the provisions
          ----------------------
of Section 9.2 shall be subject to the right of the Plan, and then of the Company, to purchase such Stock at fair market value prior to its sale to any other prospective purchaser, but only if the Stock is not publicly traded at the time such right may be exercised. The right in the Plan, and then the Company, to purchase such Stock shall expire fourteen (14) days after the holder of such Stock gives written notice to the Plan that an offer by a third party to purchase the security has been received. For purposes of the preceding sentence, written notice delivered to the Company shall be deemed to be written notice to the Plan.

     9.9  Direct Rollovers.  If a Participant, a Beneficiary who is the
          ----------------
Participant's surviving spouse, or an alternate payee under a Qualified Domestic Relations Order who is the former spouse of the Participant is entitled to receive any distribution under this Article 9, he or she may elect, at the time and in the manner prescribed by the Committee, to have any portion of the distribution paid directly to an eligible retirement plan. For this purpose, an "eligible retirement plan" is an individual retirement account described in Code section 408(a), an individual retirement annuity described in Code section 408(b), a qualified plan described in Code section 401(a), or an annuity plan described in Code section 403(a). However, in the case of a distribution under this Section 9.9 to a Participant's surviving spouse, an "eligible retirement plan" is an individual retirement account or individual retirement annuity.

     The Committee shall give a distributee notice of his or her right to elect a direct rollover and an explanation of the withholding consequences if not making the election. Such notice shall be given no earlier than 90 days and no less than 30 days before the date of distribution. However, a distribution may commence before the expiration of the 30-day period, at the election of the distributee, provided the distributee is provided information clearly indicating his or her right to such 30-day period.

Article 10.  CONCERNING THE TRUST AND THE TRUSTEES.
             -------------------------------------

     10.1 Trust Fund.  The Trustees will accept and hold in the Trust Fund
          ----------
contributions made on behalf of Participants. The Trust Fund will consist of all such contributions and the investments and reinvestments thereof without distinction between principal and income.

     10.2 Investment of Trust Fund.  In furtherance of the purposes of the Plan
          ------------------------
as described in Article 1, it is intended that the Trust assets be invested, except as hereinafter provided and as provided in Section 7.11, primarily in Stock or in other "employer securities" (within the meaning of Section 409(l) of the Code) of the Company. To the extent that Participating Employer contributions are made in Stock, the Trustees will be expected to retain such Stock. To the extent Participating Employer contributions are made in cash, the Trustees will be expected to acquire Stock either from other shareholders or directly from the Company. The Trustees may hold temporary investments other than Stock, may hold a portion of the Trust Fund in such investments as may be required under Section 10.3 or Section 7.11, may hold a portion of the Trust Fund in Class B Stock, and may hold a portion of the Trust Fund uninvested as may be necessary or advisable for making distributions under Article 9.

     10.3 Tender or Exchange Offers.  The provisions of this Section shall apply
          -------------------------
in the event a tender or exchange offer (hereinafter, a "tender offer") for Stock (including for purposes of this Section 10.3 Class B Stock) is commenced by a person or persons.

          (a)  Certain Tender Offers Not Approved by Continuing Directors. In
               ----------------------------------------------------------
     the event a tender offer not approved by the continuing directors (as hereinafter defined) for Stock is commenced by a person or persons other than (i) the Company, (ii) an Affiliated Company (determined as of the date immediately preceding the commencement of the tender offer), (iii) the Plan, or (iv) any other employee benefit plan maintained by an Affiliated Company (determined as of the date immediately preceding the commencement of the tender offer), the Company and the Trustees, promptly after receiving notice of the commencement of any such tender offer, shall transfer all recordkeeping functions and responsibilities under the Plan to an independent recordkeeper. The independent recordkeeper in turn shall confidentially solicit from each Participant and Beneficiary to whose accounts shares of Stock are allocated, instructions as to whether those shares are to be tendered or held. The Trustees shall tender neither unallocated shares of Stock nor shares of Stock allocated to individual accounts as to which no directions are received.

          Following any tender offer described in the preceding paragraph that has resulted in the sale or exchange of any shares or Stock held in the Trust, the recordkeeper shall continue to maintain on a confidential basis the accounts of Participants and Beneficiaries to whose accounts shares of Stock were allocated at any time during such offer, until complete distribution of such accounts. In the event that there is no sale or exchange of any shares of Stock held in the Trust pursuant to the tender offer, the recordkeeper shall transfer back to the Trustees and the Company the recordkeeping functions, provided, however, it shall keep confidential any instructions which it may have received from Participants and Beneficiaries relating to the tender offer.

          (b)  Other Tender Offer.  In the event of a tender offer not covered
               ------------------
     by paragraph (a) above, the Trustees shall solicit from each Participant and Beneficiary to whose accounts shares of Stock are allocated instructions as to whether those shares are to be tendered or held. On the basis of these instructions, the Trustees shall determine a fraction, the numerator of which is the total number of shares of Stock for which it has received instructions to tender and the denominator of which is the total number of shares of Stock allocated under the Plan to the individual accounts of Participants and Beneficiaries. The Trustees shall then multiply this fraction by the total number of unallocated shares of Stock held in the Trust and shall tender, from among those shares, that number of shares of Stock which equals the resulting product. The Trustees shall tender neither unallocated shares of Stock in excess of the number so authorized to be tendered pursuant to the preceding sentence, nor shares of Stock allocated to individual accounts as to which no directions are received.

          (c)  Other.  For purposes of allocating the proceeds of any sale or
               -----
     exchange pursuant to a tender offer, the Committee or the independent recordkeeper, as the case may be, shall treat as having been sold or exchanged first those shares of Stock which, immediately prior to the sale or exchange, were allocated to individual accounts and which were directed to be tendered by Participants and Beneficiaries. Any proceeds remaining after application of the preceding sentence shall be treated as proceeds from the sale or exchange of unallocated shares. Any adjustments to individual accounts pursuant to the provisions of the Plan shall be made by the Committee or the independent recordkeeper, as the case may be, on information supplied by the Company, the Committee or the Trustees.

           (d)  Definition of "Continuing Director".  For purposes of this
                -----------------------------------
     Section, a "continuing director" is any director of the Company (i) who has continuously been a director of the Company since April 29, 1988 or (ii) who is a successor of a continuing director (as defined in (i)) if such successor (and any intervening successor) shall have been recommended or elected to succeed a continuing director by a majority of the then continuing directors.

     10.4 Voting of Stock.
          ---------------

          (a) The Trustees shall vote Stock and Class B Stock allocated to the individual accounts of Participants and Beneficiaries only in accordance with their directions. The Trustees shall not vote shares of Stock and Class B Stock as to which no directions are received.

          (b) The Trustees shall vote unallocated shares of Stock in the same proportion on any matter as votes actually cast on such matters with respect to shares of Stock pursuant to (a) above, and shall vote unallocated shares of Class B Stock in the same proportion on any matter as votes actually cast on such matters with respect to shares of Class B Stock pursuant to (a) above.

     10.5 Powers of Trustees.  In addition to and not in limitation of such
          ------------------
powers granted to him or her by law or under any other provisions of this Agreement, the Trustees will have the following powers:

          (a)  to deal with all or any part of the Trust Fund;

          (b) to enforce by suit or otherwise, or to waive, their rights on behalf of the Trust Fund, and to defend claims asserted against the Trustees or the Trust Fund, provided that the Trustees are indemnified to their satisfaction against liability and expenses;

          (c) to compromise, adjust or settle any and all claims against or in favor of the Trustees or the Trust Fund;

          (d) to vote or give proxies to vote any securities held in the Trust Fund except to the extent described in Section 10.3;

          (e) to oppose or participate in and consent to the organization, merger, consolidation or readjustment of the finances of any enterprise, to pay assessments and expenses in connection therewith, and to deposit securities under any agreements;

          (f) to borrow or raise moneys for the purposes of the Trust Fund in such amounts and on such terms and conditions as the Trustees shall determine;

          (g) to open and make use of such bank accounts as the Trustees deem appropriate, which accounts, if bearing a reasonable rate of interest, may be with a Trustee (if the Trustee is a bank);

          (h) to employ such agents, custodian and counsel as may be reasonably necessary from time to time and to pay them reasonable expenses and compensation (and the Trustees will not be responsible for any loss occasioned by any such agent or counsel selected with reasonable care);

          (i) to hold securities unregistered, or with any depository, or to register them in their own names or in the names of nominees;

          (j) to make, execute, acknowledge and deliver any and all instruments which may be necessary or appropriate to carry out the powers herein granted;

          (k) generally to exercise any of the powers of an owner with respect to all or any part of the Trust Fund; and

          (l) in accordance with Section 405(b)(1)(B) of ERISA, to allocate, by written instrument and with the consent of the Company, specific responsibilities, obligations and duties among themselves (if there is more than one Trustee).

     10.6 Reliance by Trustees on other persons.  To the extent permitted by
          -------------------------------------
law, the Trustees may rely upon and act upon any writing from any person signing on behalf of the Company or from any other person authorized by the Committee to give instructions concerning the Plan and may conclusively rely upon and be protected in acting upon any written order from the Committee or upon any other notice, request, consent, certificate or other instructions or paper reasonably believed by the Trustees to have been executed by a duly authorized person, so long as the Trustees act in good faith in taking or omitting to take any such action. The Trustees need not inquire as to the basis in fact of any statement in writing received from the Committee, except as may otherwise be required by law.

     The Trustees will be entitled to rely on the latest certificate received from the Committee as to any person or persons authorized to act for the Committee hereunder and to sign on behalf of the Committee any directions or instructions, until receiving from the Committee written notice that such authority has been revoked.

     Notwithstanding any provision contained herein, the Trustees will be under no duty to take any action with respect to any Participant's account (other than as specified herein) unless and until the Committee furnishes the Trustees with written instructions on a form acceptable to the Trustees and the Trustees consent thereto in writing. Except as may be required by law, the Trustees will not be liable for any action taken pursuant to the Committee's written instructions (nor for the purpose or propriety of any distribution made thereunder) and may return any contribution transmitted to the Trustees under the Plan unless accompanied by full and complete instructions in writing as to the disposition of such contribution.

     10.7 Consultation by Trustees with counsel.  The Trustees may consult with
          -------------------------------------
legal counsel (who may be but need not be counsel for an Employer or the Committee) concerning any question which may arise with respect to the Trustees' rights and duties under the Plan, and the opinion of such counsel will, to the extent permitted by law, be full and complete protection in respect of any action taken or omitted by the Trustees hereunder in good faith and in accordance with the opinion of such counsel.

     10.8 Accounts.  The Trustees will keep full accounts of all receipts and
          --------
disbursements and other transactions hereunder. Within 90 days after the close of each Plan Year, upon termination of the Trust, and at such other times as may be appropriate, the Trustees will determine the then net worth of the Trust Fund and will render to the Company an account of the Trustees' administration of the Trust during the period since the last such accounting, including all allocations made during such period.

     10.9 Approval of accounts.  To the extent permitted by law, the written
          --------------------
approval of any account by the Company will be final and binding, as to all matters and transactions stated or shown therein, upon every Participating Employer, the Committee, the Participants and all persons who then are or thereafter become interested in the Trust. The failure of the Company to notify the Trustees within 60 days after the receipt of any account of its objection to the account will be the equivalent of written approval. If the Company files any objections within such 60-day period with respect to any matters or transactions stated or shown in the account, and the Company and the Trustees cannot amicably settle the question raised by such objections, the Trustees will have the right to have such questions settled by judicial proceedings. Nothing herein contained will be construed so as to deprive the Trustees of the right to have a judicial settlement of its accounts. In any proceeding for a judicial settlement of any account or for instructions, the only necessary parties will be the Trustees and the Company.

     10.10 Resignation of Trustee.  Any Trustee may resign at any time by
           ----------------------
filing with the Company written resignation, which will be effective thirty days after receipt thereof by the

Company, upon the prior appointment of a successor Trustee or upon such other date as may be mutually agreed upon.

     10.11 Removal of Trustee.  The Company may remove any Trustee at any time
           ------------------
by notice in writing forwarded to such Trustee by registered mail or delivered to such Trustee. Such removal will be effective at the expiration of thirty days from the date of mailing or the date of delivery, as the case may be, or upon such other date as may be mutually agreed upon. In the case of any such removal, the Company will give notice thereof to the remaining Trustee or Trustees, if any.

     10.12 Appointment of successor or additional Trustee.  The Company may
           ----------------------------------------------
appoint a successor Trustee to replace any Trustee who has died, resigned or been removed, and may appoint an additional Trustee or additional Trustees at any time and from time to time. Any such successor Trustee or additional Trustee will, upon written acceptance of his or her appointment, become vested with the estate, rights, powers, discretions, duties and obligations of a Trustee hereunder as if he or she had been originally named as Trustee in this Agreement.

     10.13  Compensation of Trustees and expenses of Plan and Trust.  The
            -------------------------------------------------------
Trustees will serve without compensation except as may from time to time otherwise be agreed upon by the Company and the Trustees. Unless paid by the Company, the Committee will direct the Trustees to pay from the Trust Fund all expenses of administering the Plan and all expenses of the Trust, to the extent such expenses are reasonable, subject to the provisions of Section 409(i) of the Code. Any such direction will be in writing and will specify the amount to be paid and the person to whom payment is to be made. The Committee will determine what constitutes a reasonable expense of the Plan or Trust. In making such determination, the Committee will take into account the Plan's purpose and objectives. The Committee's determination under this Section in good faith will be final and conclusive on all persons having an interest in the Plan.

     10.14  Disputes as to persons entitled to payment.  If any dispute arises
            ------------------------------------------
as to the persons to whom payment or delivery of any funds or property is to be made by the Trustees, the Trustees may retain such payment and postpone such delivery until adjudication of such dispute has been made by a court of competent jurisdiction, or until the Trustees have been indemnified to their satisfaction against loss, or until such dispute has been settled by the persons concerned.

     10.15  Action by majority vote.  A majority of the Trustees at the time in
            -----------------------
office may do any act which this Agreement authorizes or requires the Trustees to do; and the action of such majority expressed from time to time by vote at a meeting or in writing without a meeting will constitute the action of the Trustees and will have the same effect for all purposes as if assented to by all of the Trustees at the time in office. The Trustees may authorize any one or more of them to execute any document or documents on behalf of all of them, including without limitation checks drawn on any bank account or accounts maintained from time to time for the Trust.

     10.16  Indemnification of Trustees and Assistants.  The Company agrees to
            ------------------------------------------
indemnify and defend to the fullest extent of the law any Employee or former Employee who in good faith serves or has served in the capacity of Trustee or to whom the Trustees have delegated any of their duties or responsibilities, against any liability, damages, costs and expenses (including attorneys' fees and amounts paid in settlement of any claims approved by the Company) occasioned by his or her having occupied a fiduciary position in connection with the Plan or have assisted with any fiduciary responsibility or duty in connection with the Plan.

Article 11.  AMENDMENT AND TERMINATION.
             -------------------------

     11.1 Amendment.  The Company reserves the power at any time or times to
          ---------
amend the provisions of the Plan and Trust to any extent and in any manner that it may deem advisable by delivery to the Trustees of a written instrument, executed by an officer of the Company, providing for such amendment. Upon the delivery of such instrument to the Trustees, such instrument will become effective in accordance with its terms as to all Participants and all persons having or claiming any interest hereunder. This power to amend shall be exercised by vote of the Board of Directors, pursuant to the rules established in the Company's by-laws. However, notwithstanding this provision of power, the Company will not have the power:

          (a) to amend the Plan or Trust in such manner as would cause or permit any part of the assets of the Trust to be diverted to purposes other than for the exclusive benefit of each Participant and his or her Beneficiary, unless such amendment is required or permitted by law, governmental regulation or ruling;

          (b) to amend the Plan or Trust retroactively in such a manner as would eliminate or reduce any benefit attributable to service before the amendment to the extent such elimination or reduction would be prohibited under Section 411(d)(6) of the Code; or

          (c) to amend the Plan or Trust in such manner as would increase the duties or liabilities of the Trustees or affect their fee (if any) for services, unless the Trustees consent thereto in writing.

     11.2 Binding Effect on other Participating Employers.  Any amendment or
          -----------------------------------------------
termination of the Plan by the Company under Section 11.1 shall bind all of the other Participating Employers without the requirement for action or consent on the part of any such Participating Employer. In addition, no participating Employer other than the Company shall have any power to amend, modify, suspend or terminate the Plan as to its own or any other Participating Employer's participation therein, and all such power is exclusively vested in the Company. In addition, the Plan shall be treated as if it were maintained by a single employer, and the withdrawal from participation in the Plan of one or more Participating Employers shall not be deemed to be a termination or partial termination of the Plan with respect to the Participants employed by such Participating Employer or Employers unless required to be treated as such by applicable laws or regulations.

     11.3 Termination or partial termination.  The Company has established, and
          ----------------------------------
each Participating Employer has adopted, the Plan and the Trust with the bona fide intention and expectation that contributions under Section 6.1(a) or (b) will be continued indefinitely, but the Company and each Participating Employer will have no obligation or liability whatsoever to maintain or continue participation in the Plan for any given length of time and may discontinue contributions under the Plan or, in the case of the Company, terminate the Plan at any time by written notice delivered to the Trustees without any liability whatsoever for any such discontinuance or termination. The Plan will be deemed terminated (a) if and when the Company is judicially declared bankrupt, (b) if and when the Company is a party to a merger in which it is not the surviving corporation or sells all or substantially all of its assets, unless the surviving corporation or the purchaser adopts the Plan by an instrument in writing delivered to the Trustees within 60 days after the merger or sale, or (c) upon dissolution of the Company, subject, however, to Section 11.6, provided, that the successor employer adopts the Plan by an instrument in writing delivered to the Trustees within 60 days after the dissolution.

     11.4 Distributions upon termination of the Plan.  Upon termination or
          ------------------------------------------
partial termination of the Plan for any reason or complete discontinuance of contributions thereunder, each affected Participant (including a terminated Participant in respect of amounts not previously forfeited by him or her) will have a fully vested and nonforfeitable interest in his or her Share of the Trust Fund. In the event of the termination of the Plan or the complete discontinuance of contributions thereunder, the Trustees will make prompt lump sum distributions to each Participant or other person entitled to distribution of his or her Share of the Trust Fund, subject to Treasury regulation section 1.411(a)-11(e). Upon the completion of such distribution, the Trust will terminate, the Trustees will be relieved from all liability under the Trust, and no Participant or other person will have any claims thereunder, except as required by applicable law.

     Notwithstanding the foregoing, if the Plan and Trust (or any portion thereof) are terminated in connection with the merger into, or transfer to, another plan or trust, distributions shall not be made upon termination, but shall be governed by the successor or transferee plan and trust.

     11.5 Merger or consolidation of Plan; transfer of Plan assets.  In case of
          --------------------------------------------------------
any merger or consolidation of the Plan with, or transfer of assets and liabilities of the Plan to, any other plan, provision must be made so that each Participant would, if the Plan then terminated, receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation or transfer if the Plan had then terminated.

     11.6 Successor employers.  In the event of the dissolution, merger,
          -------------------
consolidation or reorganization of a Participating Employer or all Participating Employers, provision may be made by which the Plan and the Trust will be continued by or under the sponsorship of the successor employer; and in that event, such successor shall be substituted for the Participating Employer or Employers under this Plan. This substitution of the successor shall constitute an assumption of the applicable Plan liabilities by the successor, and the successor shall have all of the powers (if any), duties and responsibilities of the replaced Participating Employer or Employers under the Plan.

     11.7 Participating Employer ceasing to be affiliated.  In the event a
          -----------------------------------------------
Participating Employer (other than the Company) ceases to be a subsidiary or other affiliate of the Company as a result of a merger, reorganization, or sale or other transfer of stock, the following provisions shall apply:

           (a) Such Participating Employer shall thereupon cease to be a Participating Employer under the Plan, and the Employees of such former Participating Employer shall no longer be Eligible Employees under the Plan;

           (b) Except to the extent otherwise provided herein or required by law, the status changes described in paragraph (a) above shall not: (i) result in accelerated vesting or distribution rights under the Plan with respect to Participants employed by the former

     Participating Employer; nor (ii) be treated as a termination or partial termination of the Plan; and

           (c) The Company may agree with such former Participating Employer (or with an organization acquiring the former Participating Employer) that the assets of the Trust properly allocable to Participants employed by the former Participating Employer be transferred to another plan maintained by the former Participating Employer (or by such other organization), provided that the requirements of Section 11.5 are satisfied and such other plan assumes all liabilities of the Plan with respect to such Participants. The Committee shall direct the Trustees to carry out such transfer in accordance with the terms of any such agreement.

Article 12.  MISCELLANEOUS.
             -------------

     12.1 Limitation of rights.  Neither the establishment of the Plan and the
          --------------------
Trust nor any amendment thereof nor the creation of any fund or account nor the payment of any benefits will be construed as giving to any Participant or other person any legal or equitable right against any Participating Employer, the Committee or any Trustees, except as provided herein, and in no event will the terms of employment or service of any Participant be modified or in any way be affected hereby. It is a condition of the Plan, and each Participant expressly agrees by his or her participation herein, that each Participant will look solely to the assets held in the Trust for the payment of any benefit to which he or she is entitled under the Plan.

     12.2 Nonalienability of benefits.  The benefits provided hereunder will not
          ---------------------------
be subject to alienation, assignment, garnishment, attachment, execution or levy of any kind, and any attempt to cause such benefits to be so subjected will not be recognized except to such extent as may be required by law.

     The provisions of the preceding paragraph shall apply in general to the creation, assignment or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order. Notwithstanding the foregoing, if such order is a Qualified Domestic Relations Order, the provisions of the preceding paragraph shall not apply to the extent required by the Qualified Domestic Relations Order.

     12.3 Payment under Qualified Domestic Relations Orders.  Notwithstanding
          -------------------------------------------------
any provisions of the Plan to the contrary, if there is entered any Qualified Domestic Relations Order that affects the payment of benefits hereunder, such benefits shall be paid in accordance with the applicable requirements of such Order. The Committee shall establish reasonable procedures to determine whether an order or other decree is a Qualified Domestic Relations Order, and to administer distributions under such Orders.

     12.4 Information between Committee and Trustees.  The Committee will
          ------------------------------------------
furnish to the Trustees, and the Trustees will furnish to the Committee, such information relating to the Plan and Trust as may be required under the Code or ERISA and any regulations issued or forms adopted thereunder by the Treasury Department or the Labor Department.

     12.5 Governing law.  The Plan and Trust will be construed, administered and
          -------------
enforced according to the provisions of ERISA and, to the extent not preempted thereby, the laws of Rhode Island.

     12.6 Veterans' Re-Employment and Benefits Rights.  Notwithstanding any
          -------------------------------------------
provision of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code section 414(u).

Article 13.  TOP HEAVY PROVISIONS.
             --------------------

     13.1 Special contribution for top heavy plan years.  Notwithstanding
          ---------------------------------------------
anything in the Plan to the contrary, if for any top heavy plan year the value of the allocation under Section 7.7 to the ESOP account of any individual who is a Participant on the last day of such year and who is not a key employee for such year is less than three percent of such Participant's Compensation for such year, the Participant's Participating Employer shall contribute to the Trust, for his or her benefit, an additional amount sufficient to cause the sum of all contributions and forfeitures allocated to the account of such Participant for such year to equal three percent of his or her Compensation; provided, however, that if for such top heavy plan year the allocation to the accounts of each key employee, expressed as a percentage of Compensation, is less than three percent, the minimum contribution required under this Section 13.1 for the benefit of each Participant who is not a key employee will be limited to an amount which, when added to the allocation to the accounts of such Participant, constitutes a percentage of such Participant's Compensation not less than the highest percentage obtained by dividing, for each key employee, the allocation to the account of such key employee by his or her Compensation. In applying the preceding sentence, there shall be aggregated with allocations under the Plan all Employer contributions (other than elective or matching contributions, in the case of a Participant who is not a key employee) for the benefit (and forfeitures allocated to the account) of the Participant under all qualified defined contribution plans (if any) required to be aggregated with the Plan pursuant to Section 13.3(c)(iii), subject to the special rule of Code section 416(c)(2)(B)(ii)(II).

     Notwithstanding the foregoing, no amount shall be required to be contributed pursuant to this Article in respect of any Participant for any year if, by reason of amounts contributed or benefits accrued with respect to such Participant for such year under one or more other plans maintained by the Employer, a contribution in respect of such Participant for such year under this Section would result in the duplication of minimum benefits or contributions, as determined under Section 416(f) of the Code and the Treasury Regulations thereunder.

     Any additional contribution made for the benefit of any Participant under this Section shall be credited to his or her ESOP account as soon as practicable after the close of the Plan Year for which the contribution is made.

     13.2 Adjustment to limitation on Annual Additions.  For any limitation year
          --------------------------------------------
which is a top heavy plan year, the adjustment described in Section 416(h) of the Code shall apply for purposes of determining a Participant's "defined contribution plan fraction" (as determined under Section 415(e)(2) of the Code and the regulations promulgated thereunder) and "defined benefit plan fraction" (as determined under Section 415(e)(3) of the Code and the regulations promulgated thereunder, including, if elected, the special transition rule of
Section 415(e)(7) of the Code) unless:

          (a) the Plan and each plan with which the Plan is required to be aggregated pursuant to the first sentence of Section 13.3(c)(iii) satisfies the requirements of section 416(h)(2)(A) of the Code; and

          (b) the Plan Year would not be a top heavy plan year if "ninety percent" were substituted for "sixty percent" in the first paragraph of
     Section 13.3(c).

     13.3 Definitions.  As used in this Article, the following words shall have
          -----------
the following meanings:

           (a) "Key employee" means any Employee or Beneficiary who is a "key employee" within the meaning of Section 416(i) of the Code and the regulations promulgated thereunder. For purposes of determining who is a key employee, the compensation taken into account shall be the individual's Compensation. Any Employee (and any Beneficiary of an Employee) who is not a key employee shall be a non-key employee.

           (b)  "Limitation year" means the Plan Year.

           (c) "Top heavy plan year" means a Plan Year in which the sum of the account balances of all key employees under the Plan and under each other qualified defined contribution plan (as of the applicable determination date of each such plan) which is aggregated with this Plan plus the sum of the present value of the total accrued benefits of all key employees under each qualified defined benefit plan (as of the applicable determination date of each such plan) which is aggregated with this Plan exceeds 60 percent of the sum of such amounts for all Employees, former Employees and Beneficiaries (other than former key employees) under such plans. The following rules shall apply for purposes of the foregoing determination:

              (i) All determinations hereunder will be computed in accordance with Section 416 of the Code and the regulations promulgated thereunder, which are specifically incorporated herein by reference.

              (ii) The term "determination date" means, with respect to the initial plan year of a plan, the last day of such plan year and, with respect to any other plan year of a plan, the last day of the preceding plan year of such plan. The term "applicable determination date" means, with respect to the Plan, the determination date for the Plan Year of reference and, with respect to any other plan, the determination date of any plan year of such plan which falls within the same calendar year as the applicable determination date of the Plan. Accrued benefits of account balances under a plan will be determined as of the most recent valuation date of the plan; provided, however, that in the case of a defined benefit plan such valuation date must be the same date as is employed for computing plan costs for minimum funding purposes, and in the case of a defined contribution plan the value so determined will be adjusted for contributions made after the valuation date to the extent required by applicable Treasury regulations.

              (iii) There shall be aggregated with the Plan (1) any other plan of an Employer under which at least one key employee participates and which is able to satisfy the requirements of Sections 401(a)(4) or 410 of the Code by reason, at least in part, of the existence of this Plan, and (2) if at least one key employee is a Participant hereunder, any other plan of an Employer (A) in which a key employee participates or (B) which enables another such plan (including, but not limited to, the Plan) to satisfy the requirements of Sections 401(a)(4) and 410 of the Code. Any plan of an Employer not required to be aggregated with the Plan may nevertheless, at the discretion of the Committee, be aggregated with the Plan if the benefits and coverage of all aggregated plans would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

     IN WITNESS WHEREOF, Brown & Sharpe Manufacturing Company has caused this instrument to be signed by its duly authorized officer this 23rd day of December, 1998, and the Trustees have hereunto put their hand as of such date.


                              BROWN & SHARPE MANUFACTURING COMPANY


                              By /s/ Andrew C. Genor
                                 -------------------

                              TRUSTEES

                              /s/ Frank T. Curtin
                              -------------------
                              Frank T. Curtin


                              /s/ Edward D. DiLuigi
                              ---------------------
                              Edward D. DiLuigi


                               /s/ Andrew C. Genor
                               -------------------
                              Andrew C. Genor

                                   Exhibit A

                               Change in Control
                               -----------------

A "Change in Control" shall be deemed to have occurred if:

     (a) any "person" as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") (other than (i) the Company; (ii) any subsidiary of the Company; (iii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or of any subsidiary of the Company; or (iv) any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of Stock of the Company), is or becomes the "beneficial owner" (as defined in Section 13(d) of the 1934 Act), together with all Affiliates and Associates (as such terms are used in Rule 12b-2 of the General Rules and Regulations under the 1934 Act) of such person, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities; or

     (b) the shareholders of the Company approve a merger or consolidation of the Company with any other company, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 65% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (with the exception given and the method of determining 'beneficial ownership' used in clause (a) of this definition) acquires more than 50% of the combined voting power of the Company's then outstanding securities; or

     (c) during any period of two consecutive years (not including any period prior to the execution of the Plan), individuals who, at the beginning of such period, constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a), (b), or (d) of this definition) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute at least a majority thereof; or

     (d) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

                                   Exhibit B


     The following Affiliated Companies participate in The Brown & Sharpe Employee Stock Ownership and Profit Participation Plan (in addition to the Company):

     Borel & Dunner, Inc.

     Brown & Sharpe Aftermarket Services, Inc.